Exhibit 1.1

Execution Version

TILRAY BRANDS, INC.

$150,000,000 5.20% Convertible Senior Notes due 2027

UNDERWRITING AGREEMENT

May 25, 2023

JEFFERIES LLC
520 Madison Avenue
New York, New York 10022

BOFA SECURITIES, INC.
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

1.  INTRODUCTORY. Tilray Brands, Inc., a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Underwriting Agreement (this “Agreement”), to the underwriters named in Schedule A hereto (the “Underwriters”), $150,000,000 principal amount of its 5.20% Convertible Senior Notes due 2027 (the “Initial Securities”). In addition, the Company has granted to the Underwriters an option to purchase up to $22,500,000 principal amount of its 5.20% Convertible Senior Notes due 2027 (the “Optional Securities”) as provided in Section 3. The Initial Securities and, if and to the extent such option is exercised, the Optional Securities are collectively called the “Securities.” The Securities will be convertible into shares (the “Underlying Securities”) of the Company’s Class 2 Common Stock, par value $0.0001 per share (the “Common Stock”), as provided in the Indenture (as defined below). The Securities will be issued pursuant to an Indenture to be dated as of the First Closing Date (as defined below) (the “Base Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture to such Base Indenture between the Company and the Trustee (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”). Concurrently with the issuance of the Securities, up to 38,500,000 shares of Common Stock (the “Loaned Shares”) are being loaned by the Company to Jefferies Capital Services, LLC (the “Borrower”) pursuant to and upon the terms set forth in the separate share lending agreement (the “Share Lending Agreement”) dated as of May 25, 2023, between the Company and the Borrower. This Agreement, the Indenture, the Securities and the Share Lending Agreement are collectively referred to herein as the “Transaction Documents,” and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.” Jefferies LLC and BofA Securities, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities. To the extent there are no additional underwriters listed on Schedule A, the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriters, as of the date hereof and as of each Closing Date (as defined below), and agrees with the Underwriters, that:

(a)  Registration Statement. The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) an automatic registration statement on Form S-3ASR (File No. 333-267788), including a base prospectus, relating to certain securities, including convertible debt securities and Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a preliminary prospectus supplement to the Base Prospectus (as defined below) specifically relating to the Securities and the Underlying Securities (together with the Base Prospectus, the “Preliminary Prospectus”). The Company has furnished to the Underwriters, for use by the Underwriters, copies of the Preliminary Prospectus relating to the Securities and the Underlying Securities. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in the Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” No notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be (the “Base Prospectus”), together with the final prospectus supplement that discloses the public offering price and other final terms of the Securities and the Underlying Securities and the offering and otherwise satisfies Section 10(a) of the Securities Act that is filed pursuant to Rule 424(b) after the execution of this Agreement, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include (i) the documents incorporated by reference therein and (ii) any prospectus “wrapper” to be used in connection with offers to sell, solicitations of offers to buy or sales of the Securities in Canada, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

The Registration Statement has become effective under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information in connection therewith. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission. The Company meets the requirements for use of Form S-3 under the Securities Act. The sale of the Securities and the Underlying Securities hereunder meets the requirements of General Instruction I.B.1 of Form S-3.

(b)  General Disclosure Package. As of the Applicable Time (as defined below) and as of each Closing Date (as defined below), none of (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Preliminary Prospectus and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), (iii) the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the Securities Act), nor (iv) any individual Written Testing-the-Waters Communication (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company through the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter Information (as defined in Section 18). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 10:45 p.m., New York City time, on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act relating to the Securities and the Underlying Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Securities Act.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163(b) under the Securities Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication (as defined below) that is a written communication within the meaning of Rule 405 of the Securities Act.

(c)  No Stop Orders. No order preventing or suspending the use of any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus relating to the proposed offering of the Securities and the Underlying Securities has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission.

(d)  No Misstatement or Omission. The Preliminary Prospectus and the Prospectus when filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, the Preliminary Prospectus, the Prospectus and any post-effective amendments or supplements thereto, at the time it became effective or its date, as applicable, complied and as of each Closing Date will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended (together with the rules and regulations of the Commission thereunder, the “Trust Indenture Act”) and did not and, as of each Closing Date will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Preliminary Prospectus or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with the Underwriter Information. There are no contracts or other documents required to be described in the Registration Statement or such incorporated documents or to be filed as exhibits to the Registration Statement or such incorporated documents which have not been described or filed as required; insofar as such descriptions summarize legal matters, agreements, documents or proceedings discussed therein, such descriptions are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(e)  Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities and the Underlying Securities or until any earlier date that the Company notified or notifies the Underwriters as described in Section 4(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure or the Prospectus, and did not, does not and will not include, when considered together with the General Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter Information.

(f) Documents Incorporated by Reference. The documents incorporated or deemed to be incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus, at the time they were or will be filed with the Commission or became or will become effective, as applicable, complied and, as of each Closing Date will comply, in all material respects with the requirements of the Exchange Act and will not, when taken together, as of each Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)  Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities and the Underlying Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(c) below. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Securities Act) in the time and manner required under Rule 433(d) of the Securities Act.

(h)  Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Securities pursuant to Rule 164, 405 and 433 under the Securities Act.

(i)  Testing the Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(j)  Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(k)  Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries (as defined below), is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(l)  This Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Indenture. The Indenture has been duly authorized by the Company and on the First Closing Date will have been duly executed and delivered in accordance with its terms by the Company and, assuming the due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”) and the Indenture is qualified under, and will conform in all material respects to the requirements of, the Trust Indenture Act.

(n) The Share Lending Agreement. The Share Lending Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Share Lending Agreement conforms, and when executed and delivered, will conform in all material respects to the descriptions thereof in the Registration Statement.

(o) The Securities. The Securities to be issued and sold hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p) Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof in accordance the terms of the Securities and the Indenture; the maximum number of Underlying Securities issuable upon conversion of the Securities (assuming, for these purposes, that the Securities are converted by a single holder pursuant to “Physical Settlement” (as defined in the Indenture and that any Interest Make-Whole Payment (as defined in the Indenture) is paid with Common Stock) at the initial maximum Conversion Rate (as defined in the Indenture) set forth in the Final Prospectus Supplement under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change”) (the “Maximum Number of Underlying Securities”) are reserved for issuance upon conversion of the Securities, have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and nonassessable, and the issuance of such Underlying Securities will not be subject to any preemptive rights, rights of first refusal or other similar rights.

(q)  No Applicable Registration or Other Similar Rights. There are no persons with registration rights or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(r)  No Material Adverse Change. Subsequent to the respective dates as of which information is contained in the Registration Statement, the General Disclosure Package and the Prospectus, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, or has entered into any transactions material, individually or in the aggregate, to the Company’s business and operations on a consolidated basis, not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

(s)  Independent Accountants. PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, General Disclosure Package and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(t)  Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and except in the case of unaudited, interim financial statements, normal year-end adjustments and the omission of certain footnotes as permitted by applicable rules of the Commission and any supporting schedules included in the Registration Statement. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus. The financial data set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the General Disclosure Package and the Prospectus thereto and except in the case of unaudited, interim financial statements, normal year-end adjustment and the omission of certain footnotes as permitted by applicable rules of the Commission and any supporting schedules included in the Registration Statement.

(u)  Company’s Accounting System. The Company and each of its Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v)  Incorporation and Good Standing. The Company and each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) (the “Subsidiaries”) (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Registration Statement, the General Disclosure Package and the Prospectus and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except, in each instance, where the failure to do so or to be so would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, business prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company or any Subsidiary to perform its obligations in all material respects under the Transaction Documents, (C) the validity or enforceability of the Transaction Documents, or (D) the consummation of the issuance and sale of the Securities (each material adverse effect described in clauses (A) – (D), a “Material Adverse Effect”).

(w) Subsidiaries. Each material corporation, partnership or other entity in which the Company, directly or indirectly through any of its Subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule E attached hereto. Other than the Subsidiaries listed on Schedule E, the Company has no direct or indirect subsidiary nor any investment in any person which is material to the business and affairs of the Company or which otherwise is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(x)  Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the General Disclosure Package and the Prospectus or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the General Disclosure Package and the Prospectus). The Common Stock (including the Underlying Securities) conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and were issued in compliance with all federal and state securities laws. The Securities (including the Underlying Securities) and the outstanding shares of capital stock or other equity interests of the Company conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. All of the Company’s options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Registration Statement, the General Disclosure Package and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(y) Stock Exchange Listing. The Common Stock are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Nasdaq Global Select Market and the Toronto Stock Exchange and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act or delisting the shares of Common Stock from the Nasdaq Global Select Market or the Toronto Stock Exchange, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market or the Toronto Stock Exchange is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Nasdaq Global Select Market and the Toronto Stock Exchange.

(z) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of the Subsidiaries is (i) in violation of its articles of incorporation, by-laws or other organizational documents (the “Charter Documents”); (ii) in violation of any U.S., Canadian or foreign federal, state, provincial, or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”) of any U.S. or non-U.S. federal, state, provincial, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (including Health Canada or any comparable federal, provincial, state, municipal, local or foreign governmental bodies in Canada or any other country, in each case with jurisdiction over the Company or the Subsidiaries) (each, a “Governmental Authority”), applicable to any of them or any of their respective properties; or (iii) in breach of or default under any bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, the “Existing Instruments”), except, in the case of clauses (ii) and (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Existing Instruments are in full force and effect and are legal, valid and binding obligations, other than as disclosed in the Registration Statement and the Prospectus. There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Law, (b) a breach of or default or a “Debt Repayment Triggering Event” (as defined below) under any Existing Instruments. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries or any of their respective properties. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of the sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) hereunder (including the use of proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) or the Shares to be issued pursuant to the Share Lending Agreement will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) or a Debt Repayment Triggering Event under, or result in the imposition of a lien on any assets of the Company or any of the Subsidiaries, the imposition of any penalty or a Debt Repayment Triggering Event under or pursuant to (i) the Charter Documents, (ii) any Existing Instrument, (iii) any Applicable Law or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company. No consent, approval, authorization, order, filing, qualification or registration of or with any Governmental Authority or third party is required for execution, delivery or performance of the Transaction Documents or the consummation of the sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) hereunder (including the use of proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) or the Shares to be issued pursuant to the Share Lending Agreement, except such (i) those that have been granted or made, as the case may be, that are in full force and effect and (ii) as may be required under the U.S. federal or state securities or “blue sky” laws applicable to the purchase and sale of the Shares hereunder.

(aa)  No Material Actions or Proceedings. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the knowledge of the Company or any of the Subsidiaries, threatened in writing by Governmental Authorities or threatened in writing by others that would, individually or in the aggregate, have a Material Adverse Effect.

(bb)  Intellectual Property Rights. Except as disclosed in the General Disclosure Package and the Prospectus, to the Company’s knowledge: (i) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Prospectus as being owned or licensed by them (collectively, “Intellectual Property”) necessary for the conduct of its business in all material respects; and (ii) there is no U.S. or Canadian patent that to the knowledge of the Company contains claims that dominate or may dominate any Intellectual Property or that interferes with any such Intellectual Property except, in the case of clause (ii), as would not have a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Prospectus, the Company is not obligated to pay a material royalty grant or license, or provide other material consideration to any third party in connection with the Intellectual Property. Except as disclosed in the General Disclosure Package and the Prospectus and other than trademark oppositions which arise in the normal course of trademark prosecution, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) asserting that the Company or any of the Subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the General Disclosure Package or the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others. The Company and the Subsidiaries have complied, in all material respects, with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect.

(cc) All Necessary Permits, etc. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company and each Subsidiary of the Company possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies (including Health Canada) presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus (“Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to any such Permits, except where the failure to have fulfilled or performed such Permits would not, individually or in the aggregate, have a Material Adverse Effect; no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or has resulted, or after notice or lapse of time would, except where such revocation, termination or impairment would not, individually or in the aggregate, have a Material Adverse Effect result, in any other material impairment of the rights of the holder of any Permit; and none of the Company or the Subsidiaries has received or has any reason to believe it will receive any notice of any proceeding relating to revocation or modification of any Permit, except, in each instance, as described in the Registration Statement and the Prospectus or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)  Title to Properties. Each of the Company and the Subsidiaries has good, marketable and valid title to all real property owned by it and good title to all personal property owned by it and good and valid title to all leasehold estates in real and personal property being leased by it, free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as disclosed in the General Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to materially affect the value of such property or interfere with the use thereof. All Existing Instruments to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against each of the Company or such Subsidiary, as applicable, and are valid and enforceable against the other party or parties thereto and are in full force and effect (A) with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect and (B) except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, winding-up, arrangement, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(ee)  Tax Law Compliance. All Tax (as hereinafter defined) returns required to be filed by the Company and each of the Subsidiaries have been filed and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Company and the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved. To the knowledge of the Company, after due inquiry, there are no actual or proposed Tax assessments against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals on the books and records of the Company and the Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all U.S., Canadian and other non-U.S. federal, state, provincial, local and taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(ff)  Company Not an “Investment Company.” The Company has been advised of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”); as of the date hereof and, after giving effect to the sale of the Securities hereunder and the application of the proceeds therefrom as described under “Use of Proceeds” in the General Disclosure Package and the Prospectus, each of the Company and the Subsidiaries is not and will not be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act.

(gg)  Insurance. Except as disclosed in the General Disclosure Package and the Prospectus, each of the Company and the Subsidiaries are insured against such losses and risks and in such amounts as are commercially reasonable, and customary in the businesses in which they are engaged. All policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are, in full force and effect. The Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(hh)  No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the shares of Common Stock or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Securities or the Common Stock, whether to facilitate the sale or resale of the Securities, the Underlying Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(ii) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Registration Statement, General Disclosure Package or the Prospectus which have not been described as required.

(jj)  FINRA Matters. All of the information provided by the Company to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Securities is true, complete, correct and compliant with Financial Industry Regulatory Authority, Inc.’s (“FINRA”) rules and any letters, filings or other supplemental information provided by the Company to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respect. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(b)(7)(C)(i).

(kk)  No Unlawful Contributions or Other Payments. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ll)  Compliance with Environmental Laws. Each of the Company and the Subsidiaries is (i) in compliance with any and all applicable Canadian and United States federal, state and local laws and regulations relating to health and safety, or the pollution or the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of, and is not aware of, any actual or potential liability for damages to natural resources or the investigation or remediation of any disposal, release or existence of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been named as a potentially responsible party under Environmental Laws requiring the Company or any of the Subsidiaries to investigate or remediate any pollutants or contaminants, except where such requirements would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(mm)  Forward Looking Statements. With respect to forward-looking information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Company had a reasonable basis for the forward-looking information at the time the disclosure was made; (ii) all forward-looking information is identified as such, and all such documents caution users of forward-looking information that actual results may vary from the forward-looking information; (iii) all future-oriented financial information and each financial outlook: (A) presents fully, fairly and correctly in all material respects the then-expected results of the operations for the periods covered thereby; and (B) is based on assumptions that are reasonable in the circumstances; and (iv) is limited, in the Company’s reasonable judgment, to a period for which the information in the future-oriented financial information or financial outlook can be reasonably estimated.

(nn)  ERISA Compliance; Employee Plans. Neither the Company, nor the Subsidiaries is subject to the standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), which the Company, the Subsidiaries sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions. Each material plan for bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Company or the Subsidiaries for the benefit of any current or former director, officer or employee of the Company or any Subsidiary, as applicable (the “Employee Plans”), has been maintained in all material respects in accordance with its terms in all material respects and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans.

(oo)  Brokers. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the Transactions.

(pp) No Outstanding Loans or Other Extensions of Credit; Rating Agencies. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act. No “nationally recognized statistical rating organization” (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or any of the wholly owned Subsidiaries or to any securities of the Company or any of the wholly owned Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any change in the outlook for any rating of the Company or any of the wholly owned Subsidiaries or any securities of the Company or any of the wholly owned Subsidiaries.

(qq) Compliance with Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company, the Subsidiaries and, to the knowledge of the Company, their respective directors, officers and employees: (A) is in full compliance with all applicable statutes, rules, regulations, ordinances, orders, decrees and guidances including, without limitation the Cannabis Act (Canada) (the “Cannabis Act”); (B) has not received any correspondence or notice from any Governmental Authority (including Health Canada) alleging or asserting material unrectified noncompliance with any Applicable Law or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Law (collectively, “Authorizations”); (C) possesses all Authorizations required for the conduct of its business in the markets in which it operates, and such Authorizations are valid and in full force and effect, and the Company, the Subsidiaries and, to the knowledge of the Company, all directors, officers and employees of each are not in violation of any term of any such Authorization; (D) has not received notice of any pending or threatened claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority (including Health Canada) alleging that any operation or activity of the Company, the Subsidiaries or, to the knowledge of the Company, any of their directors, officers and/or employees is in violation of any Applicable Law or Authorizations and has no reason to believe that any such Governmental Authority is considering any such claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action; (E) has not received notice that any Governmental Authority has taken, is taking, or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no reason to believe that any such Governmental Authority is considering taking or would have reasonable grounds to take such action; and (F) has, or has had on its behalf, filed, declared, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Law or Authorizations and to keep its licenses that are described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus in good standing and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission). Other than as disclosed in the Prospectus, the General Disclosure Package and Registration Statement, neither the Company nor any Subsidiary has received any notice or communication from Health Canada (or similar Governmental Authority) alleging a material unrectified defect, an issue requiring an unrectified recall or quarantine of product (whether voluntary, required or otherwise) or claim in respect of any products supplied or sold by the Company or any Subsidiary and, to the Company’s knowledge, there are no circumstances that would give rise to any reports, recalls, public disclosure, announcements or customer communications that are required to be made by the Company or any Subsidiary in respect of any products supplied or sold by the Company or any Subsidiary. All product research and development activities, quality assurance, quality control, testing, and research and analysis activities, conducted by the Company and each Subsidiary in connection with their business is conducted in accordance Applicable Law. Each individual employed by or associated with Company and the Subsidiaries in a key position required to hold security clearance under the Cannabis Act (Canada) and Cannabis Regulations thereunder in order to maintain any material Authorizations holds, or is in the process of securing, such clearance, and in the event of any failure by any such individual to obtain a required security clearance, the Company will ensure the prompt removal of such individual from the applicable key position. The Company and each Subsidiary is not aware of any circumstance that would affect such security clearances.

(rr)  Dividend Restrictions. Except as disclosed in the General Disclosure Package and the Prospectus, no Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(ss) Anti-Corruption and Anti-Bribery Laws. None of the Company or any Subsidiary or, to the knowledge of the Company, any director, officer, employee or any agent or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation, of any provision of the FCPA, the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”) or any other or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and the Subsidiaries, and, to the knowledge of the Company, its and their other affiliates have conducted their businesses in compliance with the FCPA and CFPOA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(tt)  Money Laundering Laws. The operations of the Company and the Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(uu) Cannabis Licenses. The Company has provided the Underwriters with copies of all material documents and correspondence relating to the licenses issued pursuant to the Cannabis Act, as applicable (the “Cannabis Licenses”), to the Company and any Subsidiary. The Company and the Subsidiaries are in compliance, in all material respects, with the terms and conditions of all such Cannabis Licenses and all other licenses, permits and authorizations required in connection with their respective businesses and the Company and each Subsidiary expects to obtain, maintain and/or renew, as applicable, such Cannabis Licenses or any other required license, authorization or permit. The Transactions contemplated by the Transaction Documents (including the proposed use of proceeds from the offering of the Securities) are not expected to have any adverse impact on the Cannabis Licenses or require the Company or any Subsidiary to obtain any new license under the Cannabis Act or any other Applicable Law. The Company and the Subsidiaries have obtained all material permits or licenses required in connection with their respective businesses as currently conducted, including the Cannabis Licenses.

(vv)  Sanctions. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee or Affiliate of the Company or any of the Subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government (including, without limitation the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea, and Syria (each a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ww) Sarbanes-Oxley Act. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and Prospectus, the Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xx) Cybersecurity. The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems and Data”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have implemented and maintain commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and the Subsidiaries have been and are presently in compliance with all Applicable Law, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data, including Personal Data, and to the protection of such IT Systems and Data, including Personal Data, from unauthorized use, access, misappropriation or modification, except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(yy) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(zz)  U.S. Criminal Laws. Neither the Company nor any of the Subsidiaries has engaged in any direct or indirect dealings or transactions in violation of U.S. federal or state criminal laws, including, without limitation, the Controlled Substances Act, the Racketeering Influenced and Corrupt Practices Act or the Travel Act. No action, suit or proceeding by or before any Governmental Authority involving the Company or any of the Subsidiaries with respect to Applicable Law is pending or, to the knowledge of the Company, threatened.

(aaa) No Illegal Cannabis Activities. Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any director, officer or employee acting on behalf of the Company or any Subsidiary (collectively, “Covered Persons”) nor, to the Company’s knowledge, any entity in which the Company holds an equity interest, has cultivated, produced, processed, imported or distributed any cannabis or cannabinoid product or has otherwise engaged in any direct or indirect dealings or transactions, in each case, involving the purchase or sale of cannabis or cannabinoid product by the Company or any of its controlled Subsidiaries in or to any jurisdiction where such activity is illegal (including the United States of America, its territories and possessions, any state of the United States and the District of Columbia). Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director of officer of the Company has any current intention to engage in any of the foregoing. Neither the Company nor any of the Subsidiaries has operated in or exported any cannabis or cannabinoid product to any jurisdiction except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and the Subsidiaries have instituted and maintained policies and procedures reasonably designed to ensure that the Company and the Subsidiaries do not carry on any activities in, or distribute any products to, any jurisdiction where such activities or products do not comply with Applicable Law in all material respects, and that the Company does not maintain investments in any entity that carries on any activities in, or distributes any products to, any jurisdiction where such activities or products do not comply with Applicable Law in all material respects.

(bbb) Regulatory Compliance. The Company and the Subsidiaries are in compliance in all material respects with all applicable rules, regulations and policies of Health Canada or any Governmental Authority in Canada or any other country with similar authority, performing similar functions and having jurisdiction over Company, the Subsidiaries or any of their businesses or property.

(ccc)  Research and Development. All product research and development activities, quality assurance, quality control, testing, and research and analysis activities, conducted by the Company and each Subsidiary in connection with their business is conducted in accordance with industry practices and in compliance, in all material respects, with all industry, laboratory safety, management and training standards applicable to the Company’s current business, and all such processes, procedures and practices, required in connection with such activities are in place as necessary and are being complied with, in all material respects.

(ddd) Recalls. Except as disclosed in the Prospectus and Registration Statement and as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any Subsidiary has ever received any notice or communication from any customer or Government Authority (including Health Canada) alleging a material defect, an issue requiring a material recall or quarantine of product (whether voluntary, required or otherwise) or claim in respect of any products supplied or sold by the Company or any Subsidiary to a customer and, to the Company’s knowledge, there are no circumstances that would give rise to any reports, recalls, public disclosure, announcements or customer communications that are required to be made by the Company or any Subsidiary in respect of any products supplied or sold by the Company or any Subsidiary.

(eee)  No Labor Matters. (i) The Company is not party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company, and, to the knowledge of the Company, after due inquiry, no union organizing activities are taking place that, could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the knowledge of the Company, after due inquiry, no union organizing or decertification efforts are underway or threatened against the Company; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Company, or, to the Company’s knowledge, after due inquiry, threatened against the Company; (v) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (vi) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no material human rights or employment-related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending before any Governmental Authority against the Company that could, individually or in the aggregate, have a Material Adverse Effect; and (vii) to the knowledge of the Company, after due inquiry, no employee or agent of the Company has committed any act or omission giving rise to liability for any violation identified in subsection (vi) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect.

(fff) Material Transactions. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is currently party to any agreement in respect of (i) the purchase of any material property or assets or the sale, transfer or other disposition of any material property or assets currently owned, directly or indirectly, by the Company or the Subsidiaries whether by asset sale, transfer of shares or otherwise or (ii) the change of control of the Company or the Subsidiaries (whether by sale or transfer of shares or sale of all or substantially all of the property and assets of the Company or the Subsidiaries or otherwise).

(ggg) Well-Known Seasoned Issuer. (A) At the original time of effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for any purpose, including for the purpose of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment or incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or in the form of a prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities and the Underlying Securities in reliance on the exemption of Rule 163 under the Securities Act, and (D) as of the Applicable Time, the Company was, is and will be a “well-known seasoned issuer” (as defined in Rule 405).

(hhh)  Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

(iii) Description of Transaction Documents. The statements set forth in the General Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Securities, the Share Lending Agreement and the Common Stock and under the captions “Certain U.S. Federal Income Tax Considerations” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

Any certificate signed by any officer or representative of the Company or any of its Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with an issuance of Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.

3. Purchase, Sale and Delivery of Offered Securities.

(a) The Initial Securities. Upon the terms herein set forth, the Company agrees to issue and sell to the Underwriters a principal aggregate amount of $150,000,000 of Initial Securities. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective principal amount of Initial Securities set forth opposite their names on Schedule A at a price equal to 96.75% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from May 31, 2023 to the First Closing Date (as defined below).

(b) The First Closing Date. Delivery of certificates for the Initial Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018 at 9:00 a.m. New York City time, on May 31, 2023, or such other time and date not later than 1:30 p.m. New York City time, on June 14, 2023 as the Company shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Underwriters may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus.

(c) The Optional Securities; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an aggregate principal amount of $22,500,000 of Optional Securities from the Company at the Purchase Price plus accrued interest, if any, from May 31, 2023 to the Option Closing Date (as defined below), solely to cover over-allotments, if any. The option granted hereunder will expire 30 days following the date of the Prospectus and may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company. Such notice shall set forth (i) the aggregate principal amount of Optional Securities as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Global Note (as defined below) representing such Optional Securities will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Global Note for the Initial Securities and such Optional Securities). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representatives and shall not be earlier than three or later than five full business days after delivery of such notice of exercise. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company. The First Closing Date and each Option Closing Date are each referred to herein as a “Closing Date.” If any Optional Securities are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the principal amount of Optional Securities that bears the same proportion to the total principal amount of Optional Securities to be purchased as the total principal amount of Initial Securities.

(d) Public Offering of the Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the General Disclosure Package and the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed as the Representatives, in their sole judgment, has determined is advisable and practicable.

(e) Payment for the Securities. (i) Payment for the Securities shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(ii) It is understood that the Representatives have been authorized for their own account to make payment of the purchase price for the Initial Securities and any of the Optional Securities the Underwriters have agreed to purchase.

(f) Delivery of the Securities. The Company shall deliver to the Representatives one or more certificates representing the Initial Securities and the Optional Securities (collectively, the “Global Note”), as the case may be, in definitive form, registered in such names and denominations as the Representatives may request, against payment by the Underwriters of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Representatives at least two business days prior to the First Closing Date. The Global Note in definitive form shall be made available to the Representatives for inspection at the office of Goodwin Procter LLP as set forth above (or such other place as may be agreed to by the Company and the Company) not later than 10:00 a.m. (New York City time) one business day immediately preceding the applicable First Closing Date or Option Closing Date, as the case may be. Securities to be represented by one or more definitive global securities in book-entry form will be deposited on the First Closing Date or the Option Closing Date, as the case may be, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4.  FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters:

(a)  Required Filings; Amendments or Supplements; Notice to the Underwriters. To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission by 10:00 p.m., New York City time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act; to prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B of the Securities Act and to file such Prospectus pursuant to Rule 424(b) of the Securities Act not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Representatives promptly of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) of the Securities Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus or any Written Testing-the-Waters Communication, of the suspension of the qualification of the Securities or the Underlying Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)  Final Term Sheet. The Company shall prepare a final term sheet or sheets, as the case may be (in either such case, the “Final Term Sheet”) reflecting the final terms of the Securities and the offering thereof, in the form of Schedule C hereto (and containing such other information as the Company and the Representatives may agree), and file such Final Term Sheet as an “issuer free writing prospectus” pursuant to and in accordance with Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Underwriters with copies of such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriters or counsel to the Underwriters shall reasonably object.

(c)  Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities and Underlying Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act (any such free writing prospectus that has been consented to pursuant to this Section 4(c), a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Company and the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectus included in Schedule B hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the condition in Rule 433 of the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(d)  Ongoing Compliance. If, at any time prior to the date when a prospectus relating to the Securities is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Securities Act), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act, that the Company will promptly notify the Representatives thereof and upon its request will prepare an appropriate amendment or supplement in form and substance satisfactory to the Representatives which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible. The Company will furnish without charge to the Underwriters and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Securities Act) relating to the Securities and the Underlying Securities, the Company upon the request of the Representatives will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e)  Amendment to General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(f)  Amendment to Issuer Free Writing Prospectus. If, at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, General Disclosure Package or Prospectus and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter Information.

(g)  Delivery of Registration Statement. To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representatives, to furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(h)  Delivery of Copies. Upon request of the Representatives, to the extent not available on EDGAR, to deliver promptly to the Underwriters in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (h) to be made not later than 10:00 a.m., New York City time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), and (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (h) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such amendment or supplement).

(i)  Earnings Statement. To make generally available to its stockholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158). The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the Securities Act, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations.

(j)  Blue Sky Compliance. To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Securities and the Underlying Securities for offering and sale under the securities or Blue Sky laws or Canadian provincial securities laws of such jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Securities and the Underlying Securities in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(k)  Reports. Upon request, during the period of five (5) years from the date hereof, to deliver to the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Common Stock is listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(l)  Lock-Up. During the period commencing on and including the date hereof and ending on and including the 60th day following the date of this Agreement, (the “Lock-Up Period”) the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Stock, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than is contemplated by this Agreement with respect to the Securities) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue the Securities as contemplated by this Agreement and any Underlying Securities upon the conversion of any Securities in accordance with the Indenture; (ii) issue Common Stock and options to purchase Common Stock, shares of Common Stock underlying options granted and other securities, each pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the Registration Statement, the General Disclosure Package and the Prospectus; (iii) issue Common Stock pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the Registration Statement, the General Disclosure Package and the Prospectus; (iv) sell or issue or agree to sell or issue Common Stock representing up to 10% of the outstanding shares of Common Stock on a fully diluted basis and, with the prior written consent of the Representatives, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such shares of Common Stock representing greater than 10% of the outstanding shares of Common Stock on a fully diluted basis as of the date of any definitive agreement (as adjusted for stock splits, stock dividends and similar events), in each case, in connection with any at-the-market offerings, mergers, acquisitions of securities, business properties or other assets, joint ventures, strategic alliances or supplier relationships, provided that this clause (iv) shall not be available unless each recipient of shares of Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock, shall be contractually obligated to execute a “lock-up” agreement substantially in the form of Exhibit I hereto; (v) adopt a new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (1) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause (v) shall not be available unless each recipient of shares of Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock, pursuant to such new equity incentive plan shall be contractually obligated to execute a “lock-up” agreement substantially in the form of Exhibit I hereto; (vi) issue Common Stock pursuant to that certain Arrangement Agreement between the Company and HEXO Corp., dated April 10, 2023; or (vii) issue Common Stock pursuant to the Share Lending Agreement. The Company will cause each person and entity listed in Schedule D to furnish to the Representatives, prior to the Applicable Time, a “lock-up” agreement, substantially in the form of Exhibit I hereto. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements.

(m)  Reservation of Underlying Securities; Listing. To reserve and keep available at all times free of preemptive rights, a number of shares of Common Stock equal to the Maximum Number of Underlying Securities for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities. The Company will use its reasonable best efforts to cause the Underlying Securities to be listed on Nasdaq Global Select Market.

(n)  Delivery of SEC Correspondence. To supply the Underwriters with copies of all written correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities and the Underlying Securities under the Securities Act or any of the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto.

(o)  Press Releases. Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(p)  Compliance with Regulation M. Until the Underwriters shall have notified the Company of the completion of the resale of the Securities, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities or Underlying Securities, or attempt to induce any person to purchase any Securities or Underlying Securities; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchases for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities or the Underlying Securities.

(q)  Registrar and Transfer Agent. To maintain, at its expense, a registrar and transfer agent for the Common Stock.

(r)  Use of Proceeds. To apply the net proceeds from the sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(s)  Company Activities. Neither the Company nor any of its subsidiaries nor any person acting on behalf of the Company or any subsidiary will cultivate, produce, process, import or distribute any cannabis or cannabinoid product or otherwise engage in any direct or indirect dealings or transactions in or to the United States of America, its territories and possessions, any state of the United States or the District of Columbia or any other country unless such activity is in full compliance with all federal, and state or provincial, laws applicable to such activity.

(t)  Performance of Covenants and Satisfaction of Conditions. To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

(u) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance through DTC.

(v) Registration Fees. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1) under the 1933 Act (without giving effect to the proviso therein) and in any event prior to the First Closing Date.

(x) Shelf Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5.  PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by the Underwriters: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and the Underlying Securities and any taxes payable in that connection; (b) the costs incident to the registration of the Securities and the Underlying Securities under the Securities Act and the Exchange Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, and any Canadian “wrapper”, any amendments, supplements and exhibits thereto and the costs of printing, reproducing and distributing the Transaction Documents and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with securing any required review by FINRA of the terms of the sale of the Securities and the Underlying Securities and any filings made with FINRA relating to the offering of the Securities and the Underlying Securities up to a maximum of $15,000 in the aggregate; (e) any applicable listing or other fees; (f) the cost of preparing and printing stock certificates and Global Notes; (g) all fees and expenses of the registrar and transfer agent of the Underlying Stock and the Trustee under the Indenture; (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants; (i) the costs, fees and expenses incurred by the Underwriters in connection with the approval of the Securities for book-entry transfer by DTC; (j) fees charged by any rating agency for the Securities; and (k) all other costs and expenses of the Company incident to the offering of the Securities or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants) and the other Transaction Documents; provided that, except to the extent otherwise provided in this Section 5 and in Section 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Securities by them and the expenses of advertising any offering of the Securities made by the Underwriters.

6.  CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on the applicable Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) Registration Compliance; No Stop Orders. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued, no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities shall have been delivered to the Company, and all requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Securities Act and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)  No Material Misstatements. The Underwriters shall not have discovered and disclosed to the Company on or prior to the applicable Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)  Corporate Proceedings. All corporate proceedings incident to the authorization, form and validity of each of the Transaction Documents, Underlying Securities, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that it may reasonably request to enable it to pass upon such matters.

(d)  Opinions of Counsel for the Company.  The Company shall have caused to be furnished to the Representatives (i) a written opinion and negative assurance letter of DLA Piper LLP (US), counsel to the Company, and (ii) a written opinion of the Company’s General Counsel, each dated the applicable Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e)  Opinion of Counsel for the Underwriters. The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, a written opinion and negative assurance letter, each dated the applicable Closing Date, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as it requests for enabling it to pass upon such matters.

(f)  Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, addressed to the Representatives, executed and dated such date, in form and substance satisfactory to the Representatives (i) confirming that it is independent with respect to the Company and its subsidiaries as required by the Securities Act and the PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)  Bring Down Comfort Letter. On the applicable Closing Date, the Representatives shall have received a letter (the “bring-down letter”) from PricewaterhouseCoopers LLP addressed to the Representatives and dated such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (f) of this Section 6.

(h)  Officers’ Certificate. The Company shall have furnished to the Representatives a certificate, dated the applicable Closing Date, of its Chief Executive Officer and Chief Financial Officer stating in their respective capacities as officers of the Company on behalf of the Company and not in their individual capacities that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Effect, (iii) to their knowledge, after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial condition included in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)  No Material Adverse Effect. Since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, and (ii) there shall not have been any change in the capital stock (other than stock option exercises and stock repurchases in the ordinary course of business, the grant of stock awards under existing equity incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (m), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)  No Legal Impediment to Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(k)  Market Conditions. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or the Nasdaq Global Select Market or the Toronto Stock Exchange, or trading in securities generally on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE American LLC or the Toronto Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(l)  Exchange Listing. A “Listing of Additional Shares Notification Form” related to the Underlying Securities shall have been submitted to The Nasdaq Global Select Market.

(m)  Good Standing. The Representatives shall have received on and as of the applicable Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n)  Lock-Up Agreements. The Representatives shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers and directors listed in Schedule D to this Agreement.

(o)  Secretary’s Certificate. The Company shall have furnished to the Representatives a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(p)  Chief Financial Officer’s Certificate. The Company shall have furnished to the Representatives a certificate, dated the applicable Closing Date, of its Chief Financial Officer, substantially in the form of Exhibit II hereto.

(q)  Indenture. The Indenture shall have been executed and delivered by each party thereto and an executed copy thereof shall have been provided to the Representatives.

(r) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(s) Share Lending Agreement. The Borrower shall have received from the Company the number of Loaned Shares requested under each Borrowing Notice (as defined in the Share Lending Agreement) delivered pursuant to the Share Lending Agreement by the applicable deadline in the Share Lending Agreement to the extent such delivery was required to on or prior to the First Closing Date or Option Closing Date.

(t) Additional Documents. On or prior to the applicable Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. INDEMNIFICATION.

(a)  Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), any Written Testing-the-Waters Communication, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by any Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by the Representatives in writing expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Materials, any Written Testing-the-Waters Communication, or the Prospectus (or any amendment or supplement to the foregoing), it being understood and agreed that the only such information consists of the information described in Section 7(b) below. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)  Indemnification of Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Written Testing-the-Waters Communication, or the Prospectus (or any amendment or supplement to the foregoing) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Written Testing-the-Waters Communication, or the Prospectus (or any amendment or supplement to the foregoing) in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Written Testing-the-Waters Communication, or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the fourth and sixth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 7(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 7(b) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

8. CONTRIBUTION. If the indemnification provided for in Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 8, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

9.  TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion by notice given to the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 6(i), 6(j) or 6(k) have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

10.  REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 9, (b) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement or (d) the sale of the Securities is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters for the reasonable fees and expenses of Underwriters’ counsel and for such other documented out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, including, without limitation, reasonable and documented travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Underwriters.

11.  Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the aggregate principal amount of Initial Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Initial Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 7, Section 8 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12.  ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company is solely contractual in nature, the Underwriter have been retained solely to act as underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b) the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship;

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company; and

(e) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

13.  SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of any party entitled to indemnity pursuant to Section 7(a), and the indemnities of the Underwriters shall be for the benefit of the parties entitled to indemnity pursuant to Section 7(b). It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Securities from the Underwriters shall be deemed to be a successor or assign by reason merely of such purchase.

14.  SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 9, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 10 and Sections 12 through 22, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

15.  NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email in care of Jefferies LLC, 520 Madison Ave New York, NY 10022, and in care of BofA Securities, Inc., One Bryant Park, New York, NY 10036, with a copy to ECM Legal; and

(b) if to the Company shall be delivered or sent by mail, telex, facsimile transmission or email to Tilray Brands, Inc., 265 Talbot Street West, Leamington, Ontario, Canada.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

16.  DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 of the Securities Act and (b) “business day” means any day on which the Nasdaq Global Select Market is open for trading.

17.  GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (a) submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum and (f) waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.  UNDERWRITER INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter Information consists solely of the following information in the Registration Statement, the General Disclosure Package and the Prospectus: the fourth and sixth paragraphs under the heading “Underwriting.”

19.  RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.  PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21.  GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

22.  COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours,

TILRAY BRANDS, INC.

By:	/s/ Carl Merton
	Name:	Carl Merton
	Title:	Chief Financial Officer

Accepted as of the date first above written:

JEFFERIES LLC

By:	/s/ Colyer Curtis
	Name:	Colyer Curtis
	Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Robert Steele
	Name:	Robert Steele
	Title:	Managing Director

SCHEDULE A

Underwriters

Name	Aggregate Principal Amount of Initial Securities to be Purchased
Jefferies LLC	$105,000,000
BofA Securities, Inc.	$30,000,000
TD Securities (USA) LLC	$15,000,000

Total	$150,000,000

SCHEDULE B

General Use Free Writing Prospectuses

The Final Term Sheet in the Form of Schedule C.

SCHEDULE C

Pricing Term Sheet

SCHEDULE D

Lock-Up Signatories

Officers and Directors:

1.	Irwin D. Simon
2.	Renah Perofsky
3.	Jodi Butts
4.	David Clanachan
5.	John M. Herhalt
6.	David Hopkinson
7.	Thomas Looney
8.	Carl Merton
9.	Denise Faltischek
10.	Roger Savell
11.	Mitchell Gendel

SCHEDULE E

SUBSIDIARIES OF TILRAY BRANDS, INC.

Name of entity	Place of incorporation
Natura Naturals Inc.	British Columbia, Canada
Tilray, Inc.	Delaware, United States
Manitoba Harvest USA LLC	Delaware, United States
Tilray Canada Ltd.	British Columbia, Canada
Dorada Ventures Ltd.	British Columbia, Canada
FHF Holdings Ltd.	British Columbia, Canada
High Park Farms Ltd.	British Columbia, Canada
Tilray Deutschland GmbH	Germany
Pardal Holdings, Lda.	Portugal
Tilray Portugal Unipessoal, Lda.	Portugal
Tilray Australia New Zealand Pty. Ltd.	Australia
Tilray Ventures Ltd.	Ireland
Manitoba Harvest Japan K.K.	Japan
High Park Holdings Ltd.	British Columbia, Canada
Fresh Hemp Foods Ltd. (dba Manitoba Harvest)	British Columbia, Canada
Natura Naturals Holdings Inc.	British Columbia, Canada
NC Clinics Pty Ltd (formerly National Cannabinoid Clinics Pty Ltd.)	Australia
Tilray Latin America SpA	Chile
Tilray Portugal II, Lda.	Portugal
High Park Gardens Inc.	British Columbia, Canada
High Park Shops Inc.	British Columbia, Canada
Privateer Evolution, LLC	Delaware, United States
1197879 B.C. Ltd.	British Columbia, Canada
Tilray France SAS	France
High Park Holdings B.V.	Netherlands
High Park Botanicals B.V	Netherlands
Aphria Inc.	Ontario, Canada
LATAM Holdings Inc.	British Columbia, Canada
Broken Coast Cannabis Ltd.	British Columbia, Canada
1974568 Ontario Limited (dba Aphria Diamond)	Ontario, Canada
Nuuvera Holdings Limited	Ontario, Canada
Aphria Terra S.R.L.	Italy
Goodfields Supply Co. Ltd	United Kingdom
Nuuvera Malta Ltd.	Malta
Four Twenty Corporation	United States
Earth’s Best Cannabis Company	United States
Marigold Acquisitions Inc.	British Columbia, Canada
MMJ Colombia Partners Inc.	Ontario, Canada
MMJ International Investments Inc.	Ontario, Canada
Hampstead International (Barbados) Inc.	Barbados
Colcanna S.A.S	Colombia
ABP, S.A	Argentina
FL Group S.R.L.	Italy
Aphria Germany GmbH (formerly Nuuvera Deutschland GmbH)	Germany
Aphria RX GmbH (formerly Aphria Deutschland GmbH)	Germany
CC Pharma GmbH	Germany
Aphria Wellbeing GmbH	Germany
CC Pharma Research & Development GmbH	Germany
CC Pharma Nordic APS	Denmark
Canninvest Africa Ltd.	South Africa
Verve Dynamics Incorporated (PTY) Ltd.	Lesotho
2787643 Ontario Inc.	Ontario, Canada
ARA - Avanti RX Analytics Inc.	Ontario, Canada
Nuuvera Israel Ltd.	Israel
ASG Pharma Ltd.	Malta
QSG Health Ltd.	Malta
Aphria Malta Limited	Malta
SW Brewing Company, LLC	United States
SweetWater Colorado Brewing Company, LLC	Delaware, United States
SweetWater Brewing Company, LLC	Georgia, United States

Exhibit I

Form of Lock-Up Agreement

[To be attached]

Exhibit II

Chief Financial Officer’s Certificate

[To be attached]

Annex A